                                                                      EXHIBIT 99
                                                                      ----------


               CONSOLIDATED STORES CORPORATION ANNOUNCES 5 FOR
               -----------------------------------------------
                                4 STOCK SPLIT
                                -------------



Columbus, Ohio - November 19, 1996 - Consolidated Stores Corporation (NYSE:
CNS) Board of Directors declared and authorized a 5-for-4 split of the Company's shares of common stock to be effected by a distribution of additional shares on December 24, 1996, to stockholders of record on December 10, 1996.

Consolidated Stores Corporation, a leading value retailer specializing in toys and close-out merchandise, operated a total of 1,981 stores in all 50 states and Puerto Rico. Stores by division consist of: 1,185 toy stores operating as KAY-BEE TOYS, KB TOY WORKS and KB TOY LIQUIDATORS; 599 BIG LOTS and ODD
LOTS; 74 ITZADEAL! specialty retail stores and, 123 ALL FOR ONE single price point retail stores. Wholesale operations are conducted through CONSOLIDATED INTERNATIONAL and WISCONSIN TOY.






Form 8-K                          Page 3 of 3